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                                                           Exhibit Number 10.3.6


                SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

                 This Amendment, dated as of March 29, 1999, is made by and between MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (the "Borrower") and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

                  The Borrower and the Lender have entered into a Credit and Security Agreement dated as of March 31, 1997 as amended by First Amendment to Credit and Security Agreement dated as of July 10, 1997, Second Amendment to Credit and Security Agreement dated as of November 12, 1997, Third Amendment to Credit and Security Agreement dated as of March 26, 1998, Fourth Amendment to Credit and Security Agreement dated as of August 14, 1998 and Fifth Amendment to Credit and Security Agreement dated as of September 10, 1998 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "Overadvance Component' means from March 1, 1999 through May 31, 1999, the lesser of 5% of Eligible Inventory or $125,000 and (e) thereafter, $0."

                  2. ACCOMMODATION FEE. Section 2.6 of the Credit Agreement is hereby amended by adding the following new subsection (e):

                  "(e) ACCOMMODATION FEE. If a default occurs under Sections 6.12, 6.14 or 6.15 before June 30, 1999, then beginning on July 31, 1999, the Borrower shall pay a monthly accommodation fee of $8,500, due and payable on the last day of each month."

                  3. FINANCIAL COVENANTS. Sections 6.12, 6.14 and 6.15 of the Credit Agreement are hereby amended in their entirety and replaced with the following new sections:

                  "Section 6.12 MINIMUM BOOK NET WORTH. The Borrower will maintain its Book Net Worth, determined as of each date below, at an amount not less than the amount set forth opposite the applicable date:

                DATE                           MINIMUM BOOK NET WORTH
                ----                           ----------------------
           March 31, 1999                            $1,895,000
            June 30, 1999                            $1,970,000
         September 30, 1999                          $2,070,000
          December 31, 1999                          $2,670,000



                  "Section 6.14 MINIMUM NET INCOME. The Borrower will achieve as of each fiscal quarter end listed below, year-to-date Net Income of not less than the amount set forth opposite such date:


                 DATE                    MINIMUM YEAR-TO-DATE NET INCOME
                 ----                    -------------------------------
            March 31, 1999                          ($125,000)
            June 30, 1999                           ($50,000)
          September 30, 1999                         $50,000
          December 31, 1999                          $350,000



                  In addition, for each month listed below, the Borrower must achieve Net Income of not less than the amount set forth opposite such month, and for each two-month period listed below, the Borrower must achieve a cumulative Net Income of not less than the amount set forth opposite such period:


                MONTHS                          MINIMUM NET INCOME
                ------                          ------------------
       April, 1999 & May, 1999                      ($500,000)
      July, 1999 & August, 1999                     ($550,000)
   October, 1999 & September, 1999                  ($300,000)




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                  "Section 6.15 MINIMUM DEBT SERVICE COVERAGE RATIO. The
         Borrower will achieve a Debt Service Coverage Ratio at or above 1.00 to
         1.00 as of each fiscal year end."

                  4. NEW COVENANTS. Section 6.17 of the Credit Agreement is hereby amended in its entirety and replaced with the following new section:

                  Section 6.17 NEW COVENANTS. On or before March 31 of each year, the Borrower and the Lender shall agree on new covenant levels for Sections 6.12, 6.14, 6.15 and 7.10 for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels.

                  5. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  6. WAIVER OF DEFAULTS. The Borrower is in default of the following provisions of the Credit Agreement (collectively, the "Defaults"):


              SECTION/COVENANT                   PERIOD                   REQUIRED                       ACTUAL
              ----------------                   ------                   --------                       ------
6.14 Minimum Net Income                         10/31/98         not less than ($1,600,000)           ($1,696,000)
                                                11/30/98         not less than ($1,600,000)           ($2,045,000)
                                                12/31/98          not less than ($900,000)            ($1,251,000)
6.15 Debt Service Coverage Ratio              FYE 12/31/98       not less than 0.25 to 1.00          -0.43 to 1.00



                  Upon the terms and subject to the conditions set forth in this Sixth Amendment, the Lender hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

                  7. DEFAULT WAIVER FEE. The Borrower shall pay the Lender a fully earned, non-refundable fee in the amount of $50,500 in consideration of the Lender's execution of this Amendment and the waiver granted in Paragraph 6. The first $25,000 of such fee is payable as of the date hereof and the remainder is payable in three equal monthly installments, the first installment due on April 30, 1999 and each subsequent installment due on the last day of each month thereafter.



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


                  8. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) Payment of the first $25,000 of the default waiver fee set forth in Paragraph 7. If the remainder of the default waiver fee set forth in Paragraph 7 hereof is not paid in full when due, the waiver set forth in Paragraph 6 shall be null and void.

                  (b) Such other matters as the Lender may require.

                  9. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  10. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  11. NO OTHER WAIVER. Except as set forth in Paragraph 6, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender,



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whether or not known to the Lender and whether or not existing on the date of this Amendment.

                  12. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  13. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

                  14. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first written above.

NORWEST BANK MINNESOTA                      MEDICAL GRAPHICS CORPORATION


/s/ Brett A. Beugen                          /S/ Dale H. Johnson
------------------------                    --------------------------
    Brett A. Beugen                              Dale H. Johnson
    Its Officer                                  Its Chief Financial Officer






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